                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        -------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        -------------------------------

                                MPSI SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      73-1064024
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

4343 SOUTH 118TH EAST AVENUE, TULSA, OKLAHOMA              74146
  (Address of Principal Executive Offices)               (Zip Code)

                                MPSI SYSTEMS INC.
                                 1998 STOCK PLAN
                                 (Name of Plan)

                                 JAMES C. AUTEN
                    VICE PRESIDENT (CHIEF FINANCIAL OFFICER)
                          4343 SOUTH 118TH EAST AVENUE
                              TULSA, OKLAHOMA 74146
                     (Name and address of agent for service)

                                 (918) 877-6774
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------

                                                                                      PROPOSED
                                                             PROPOSED                  MAXIMUM
TITLE OF SECURITIES           AMOUNT TO BE                MAXIMUM OFFERING        AGGREGATE OFFERING        AMOUNT OF
 TO BE REGISTERED              REGISTERED                  PRICE PER UNIT                PRICE          REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------

Common Stock,
Par Value
$0.05 per share                 250,000                          *                      $450,000              $119.00


          * ESTIMATED IN ACCORDANCE WITH RULE 457(C), SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE. NONE OF THE SHARES HAVE BEEN AWARDED, AND THE SHARES ARE BEING REGISTERED BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICE OF THE SHARES OF THAT CLASS ON THE NATIONAL ASSOCIATION OF SECURITIES DEALERS AUTOMATED QUOTATION SYSTEM ON JANUARY 14, 2000, $1.80 PER SHARE ($450,000 IN THE AGGREGATE).


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the MPSI Systems Inc. 1998 Stock Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 Part II hereof) a prospectus (the "Prospectus") that meets the requirements of Section 10(a) of the Securities Act.



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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously or concurrently filed by MPSI Systems Inc. (the "Company" or the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

         (b) The description of the common stock, par value $0.05 per share, of the Registrant contained in the Registrant's Registration Statement on Form 8-A (File No. 0-11527) filed with the Commission on January 30, 1984, and all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as the "Incorporated Documents"). Any statement contained in the Incorporated Documents, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

         The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Linda Wells, Investor Relations, MPSI Systems Inc., 4343 South 118th East Avenue, Tulsa, Oklahoma 74146, telephone number (918) 877-6774 or 800-727-6774.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.



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

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS OR OFFICER.

         The Company is empowered by Section 145 of the General Corporation Law of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company's Certificate of Incorporation and By-laws provide for indemnification by the Company of its officers and directors to the fullest extent permitted by the General Corporation Law of Delaware. In addition, the Company has entered into indemnity agreements with certain of its officers and directors providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law.

         Policies of insurance are maintained by the Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8. EXHIBITS.

         4.1   MPSI Systems Inc. 1998 Stock Plan.

        *4.2   Certificate of Incorporation of Registrant, as amended, filed as
               Exhibit 3.1 with the Company's Form 10-Q dated March 31, 1987, File No. 0-11527.

        *4.3 By-laws, as amended, filed as Exhibit 3.1 with the Company's Form 10-Q dated June 30, 1987, File No. 0-11527.

        *4.4 Amendment to Certificate of Incorporation dated November 16, 1993 to reflect a one-for-ten reverse stock split, filed as Exhibit
               3.4 with the Company's 1993 Form 10-K, File No. 0-11527.


         5     Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
               (Also contains consent of Hall, Estill, Hardwick, Gable, Golden &
               Nelson, P.C.)

         23.1  Consent of Ernst & Young LLP.

 *  Incorporated by reference.

ITEM 9. UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

               (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered therein, and the offering of such securities at that time shall be treated as the initial bona fide offering thereof; and

               (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)   Insofar as indemnification for liabilities under the Securities
         Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense or any action, suit or proceeding) is asserted by such securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on January 21, 2000.

                                        MPSI SYSTEMS INC.
                                        (Registrant)


                                        By:/s/RONALD G. HARPER
                                           -------------------------------------
                                           Ronald G. Harper, President,
                                           Chief Executive Officer, and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on January 21, 2000.


/s/RONALD G. HARPER                        /s/JOSEPH C. MCNAY
--------------------------------------     -------------------------------------
Ronald G. Harper, President, Chief         Joseph C. McNay, Director
  Executive Officer, and Director


/s/JAMES C. AUTEN                          /s/JOHN J. MCQUEEN
--------------------------------------     -------------------------------------
James C. Auten, Vice President,            John J. McQueen, Director
  Chief Financial Officer, and
  Principal Accounting Officer


/s/JOHN C. BUMGARNER                       /s/BRYAN D. PORTO
--------------------------------------     -------------------------------------
John C. Bumgarner, Jr., Director           Bryan D. Porto, Director


/s/DAVID L. HUFF
--------------------------------------
David L. Huff, Director




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                                  EXHIBIT INDEX


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REGULATION
S-K EXHIBIT
NUMBER         DESCRIPTION
-----------    -----------

   4.1         MPSI Systems Inc. 1998 Stock Plan.

  *4.2 Certificate of Incorporation of Registrant, as amended, filed as the same numbered exhibit with the Company's Form 10-Q dated
               March 31, 1987, File No. 0-11527.

  *4.3         By-laws, as amended, filed as Exhibit 3.1 with the Company's Form
               10-Q dated June 30, 1987, File No. 0-11527.

  *4.4 Amendment to Certificate of Incorporation dated November 16, 1993 to reflect a one-for-ten reverse stock split, filed as Exhibit
               3.4 with the Company's 1993 Form 10-K, File No. 0-11527.

   5           Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
               (Also contains consent of Hall, Estill, Hardwick, Gable, Golden &
               Nelson, P.C.)

   23.1        Consent of Ernst & Young LLP.



*        Incorporated by reference.



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